Exhibit 21
Subsidiaries of Quad/Graphics, Inc. (Wisconsin) as of December 31, 2018

Name	Domicile
Chemical Research/Technology, LLC	Wisconsin
Child Day Care and Learning Services, LLC	Wisconsin
Duplainville Transport, Inc.	Wisconsin
Quad Packaging, Inc.	Wisconsin
Quad/Air, LLC	Wisconsin
Quad/Argentina II, LLC	Wisconsin
Quad/Graphics Canada, LLC	Wisconsin
Quad/Graphics Commercial & Specialty LLC	Wisconsin
Quad/Graphics Marketing, LLC	Wisconsin
Quad/Greenfield, LLC	Wisconsin
Quad Logistics Holdings, LLC	Wisconsin
Quad/Med LLC	Wisconsin
QuadMed Medical Clinics of Wisconsin, S.C.*	Wisconsin
Quad/Med Quality Group, Inc.**	Wisconsin
Quad/Tech, Inc.	Wisconsin
Transpak Corporation	Wisconsin
Anselmo L. Morvillo S.A.	Argentina
Quebecor World Buenos Aires S.A.	Argentina
QuadMed Medical Clinics of Arkansas, Ltd.*	Arkansas
QGLA Participacoes S/C Ltda.	Brazil
Quad/Brasil Grafica Ltda.	Brazil
Quad/Graphics (BVI) Holdings Ltd.	British Virgin Islands
Quad/Graphics (BVI) Ltd.	British Virgin Islands
Quad/Graphics Investments Ltd.	British Virgin Islands
QuadMed Medical Clinics of California, Inc.*	California
Quad/Graphics Vancouver Corp.	Canada
Quad/Graphics Chile Holding Limitada	Chile
CG Packaging Company, Limited	China
QuadTech (Shanghai) Trading Company Limited	China
Quad/Graphics Colombia S.A.S.	Colombia
Copac Global Packaging, Inc.	Delaware
New Diversified Mailing Services LLC	Delaware
New Electronic Printing Systems, LLC	Delaware
Openfirst LLC	Delaware
QG Printing II LLC	Delaware
Quad/Argentina, Inc.	Delaware
Quad/Brazil, Inc.	Delaware
Quad/Graphics Printing LLC	Delaware
Quad Logistic Services, LLC	Delaware
Rise Interactive Media & Analytics, LLC	Delaware
World Color Capital II, LLC	Delaware

Name	Domicile
Marin's France SAS	France
Marin's International SAS	France
Marin's Deutschland GmbH	Germany
QuadTech Germany GmbH	Germany
Quad/Graphics Germany GmbH	Germany
Quad/Graphics Guatemala S.A.	Guatemala
Global Packaging Ltd	Hong Kong
QuadTech Holdings Limited	Hong Kong
Graphic Image, Inc.	Iowa
Ivie & Associates, LLC	Iowa
QuadMed Professional Services of Kansas, P.A.*	Kansas
Quad/Graphics Luxembourg 1 S.a.r.L.	Luxembourg
Quad/Graphics Luxembourg 2 S.a.r.L.	Luxembourg
Quad/Graphics Mauritius Ltd.	Mauritius
Proyeccion Industrial S.A. de C.V.	Mexico
Quad/Graphics Mexico D.F., S.A. de C.V.	Mexico
Quad/Graphics Mexico Holding S.A. de C.V.	Mexico
Quad/Graphics Queretaro S.A. de C.V.	Mexico
Reproducciones Fotomecanicas S.A. de C.V.	Mexico
QuadMed Clinics of Michigan, P.C.*	Michigan
QuadMed Medical Clinics of Minnesota, P.C.*	Minnesota
Q/G Holland B.V.	Netherlands
Healthy Medical Innovations, PLLC*	New York
QuadMed Medical Clinics of Oregon, P.C.*	Oregon
Quad/Med Medical Clinics of Pennsylvania, P.C.*	Pennsylvania
QG Editores S.A.C.	Peru
Quad/Graphics Peru S.A.	Peru
CRT Sp. z o.o	Poland
Quad/Graphics Europe Sp. z o.o	Poland
Copac, Inc.	South Carolina
QuadWinkowski AB	Sweden
Greenleaf Advertising & Media, LLC	Texas
QuadMed Medical Clinics of Texas, P.A.*	Texas
CG Packaging Co., Ltd.	Thailand
QW Ukraine LLC	Ukraine
Marin's UK Limited	United Kingdom
CG Packaging Company, Ltd.**	Vietnam
CG Global Solutions Company, Ltd.	Vietnam
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*The Company holds a contractual controlling interest not based on a majority of voting rights.
**The Company indirectly holds a controlling equity interest as a beneficial owner.